Securities and Exchange Commission
                      Washington, D.C. 20549
                    _________________________

                             FORM 8-K
                    _________________________

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of report (Date of earliest event reported): March 31, 1999

                           CV REIT, INC.
     (Exact name of registrant as specified in its charter.)

              Commission File Number:  1-8073


      Delaware                            59-0950354
(State of Incorporation)      (IRS Employer Identification No.)


     100 Century Boulevard, West Palm Beach, Florida 33417
      (Address of Principal Executive Offices) (zip code)

Registrant's telephone number, including area code: 561.640.3155


Item 2.  Acquisition or Disposition of Assets.

     On March 31, 1999, Lakewood Plaza 9 Associates, L.P., a Pennsylvania limited partnership ("Purchaser"), consummated the acquisition of the Lakewood Plaza Shopping Center, located in Lakewood Township, Ocean County, New Jersey, together with certain personal property and other interests related thereto (collectively, the "Property"). The Property consists of an approximately two hundred two thousand four hundred ninety-nine (202,499) square foot community shopping center which includes two small one story office/service buildings. Tenants of the Property include Shop-Rite Supermarket, Odd Job Trading, R&S Strauss, Payless and Staples. The Property is 97% occupied. The Property was acquired from Lakewood-9 Investors, L.P., a New Jersey limited partnership and ARC-Lakewood-9, L.L.C., a New Jersey limited liability company (collectively, "Seller"), pursuant to the terms of a Real Estate Purchase Agreement by and between Seller and Montgomery CV Realty L.P., as subsequently amended and assigned (the "Agreement").

     The purchase price for the Property under the Agreement was Twenty-Four Million One Hundred Ten Thousand Dollars ($24,110,000) (the "Purchase Price"). All of the Purchase Price was paid by Buyer obtaining a loan from GMAC Commercial Mortgage Corporation, which loan is secured by a mortgage on the Property.

     As a result of this acquisition by the Purchaser, the Registrant indirectly obtained an interest in the Property. The Registrant's ownership interest in the Property is held through Montgomery CV Realty Trust, a Delaware business trust of which Registrant is the one hundred percent (100%) beneficial owner (the "Trust"). The Trust holds the general partner interest in and approximately eighty-four percent (84%) of the limited partner interests in Montgomery CV Realty L.P., a Delaware limited partnership (the "Operating Partnership"). The Operating Partnership is the sole member of Lakewood Plaza 9, LLC, a Delaware limited liability company (the "LLC") which is the sole
general partner of the Purchaser.   The Operating Partnership is
also the sole limited partner of the Purchaser.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired - Audited financial statements of the Property are not included in this report, and will be filed on or before June 14, 1999.

(b) Pro Forma Financial Information - Pro Forma financial information is not included in this report, and will be filed on or before June 14, 199 9.

(c)  Exhibits

     2.1  Agreement of Sale dated January 21, 1999 by and between
Seller and Montgomery CV Realty L.P., or its nominee or assignee.

     2.2  Reinstatement and Amendment Agreement of Sale dated
February 5, 1999 by and between Seller and Montgomery CV Realty
L.P.

     2.3 Assignment of Agreement of Sale dated March 17, 1999 from Montgomery CV Realty L.P. to Lakewood Plaza 9 Associates,
L.P.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CV REIT, INC.
                                   (Registrant)

Date: April 7, 1999             /s/ Louis P. Meshon, Sr.
                                ____________________________
                                   Louis P. Meshon, Sr.
                                   President and Chief
                                   Executive Officer